Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Transition Report of MamaMancini’s Holdings, Inc. (the “Company”) on Form 10-K/T for the period ending January 31, 2014 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Lewis Ochs, Principal Accounting Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

September 19, 2014	By:	/s/ Lewis Ochs
Lewis Ochs
Chief Financial Officer